SCHEDULE 14-C INFORMATION STATEMENT

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HYDROGEN ENGINE CENTER, INC.
(Name of Registrant As Specified In Its Charter)

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HYDROGEN ENGINE CENTER, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 11, 2009

To Our Shareholders:

Notice is hereby given that the 2009 Annual Meeting of Shareholders of Hydrogen Engine Center, Inc., a Nevada corporation (the “Company”) will be held on June 11, 2009 at 2:00 PM, CDT, at the Company’s headquarters located at 2502 E. Poplar St., Algona, IA  50511.

Shareholders of record as of April 29, 2009 will be entitled to vote at the meeting.

The consent will be obtained as permitted Pursuant to Revised Statutes Section 78.320 of the Nevada General Corporation Law and Article II Section 10 of the Company’s By-Laws.

The following actions will be considered at the meeting:

1.	The election of the following as directors of the Corporation, to serve until their replacement is elected:

Theodore G. Hollinger
Thomas O. Trimble
Philip G. Ruggieri
Stephen T. Parker
Jan Rowinski
Michael A. Schiltz

2.	The ratification of the selection of LWBJ, LLP as our Independent Accountants for 2009.

Please be advised that Mr. Theodore Hollinger owns a majority of the issued and outstanding shares of common stock of the Company.  The Board of Directors has been advised that Mr. Hollinger, our largest stockholder (holding 51.83% of our common stock), will vote his shares in favor of the election of the directors named in Proposal One and the ratification of the appointment of the independent auditors named in Proposal Two.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

By Order of the Board of Directors
Theodore G. Hollinger, Chairman
April 30, 2009

HYDROGEN ENGINE CENTER, INC.

INFORMATION STATEMENT

Table of Contents

INTRODUCTION	PAGE

PROPOSAL 1: Election of Directors	5

PROPOSAL 2: Ratification of Accountants	11

ADDITIONAL INFORMATION	13

INTRODUCTION

This Information Statement is furnished by and on behalf of the Board of Directors (the “Board”) of Hydrogen Engine Center, Inc., a Nevada corporation (“we”, “us”, “our”, or the “Company”), for use at our Annual Meeting of Stockholders to be held on June 11, 2009 at 2:00 PM, Central Daylight Time, at the Company’s headquarters located at 2502 E. Poplar St., Algona, IA  50511.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

You are welcome to attend the meeting in person to vote your shares.  However, we have been informed that our largest stockholder intends to vote all of his shares of Company common stock for the election of directors named in Proposal One and for the ratification of appointment of independent auditors named in Proposal Two.  Accordingly, these matters are expected to be approved.

This Information Statement is being furnished to you solely for the purpose of informing you and the other stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and the Nevada General Corporation Law (the “Nevada Law”).

Section 78.320 of the Nevada Law provides that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is singed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, the Board voted to utilize, and has obtained, the written consent of the Consenting Stockholder who owns shares representing a majority of our common stock.  Your are urged to read this Information Statement in its entirety for a description of the action taken by the Consenting Stockholders.

This Information Statement will be mailed to shareholders on or about May 18, 2009.

The complete mailing address of the Company’s principal executive office is:
2502 E. Poplar Street, Algona, IA  50511

As of April 29, 2009 the following voting shares were outstanding:

CLASS	SHARES OUTSTANDING	VOTING
Common Shares	30,214,902	30,214,902

Each common share is entitled to one vote.  The common shares are the only shares of the Company entitled to a vote.

The holder of 15,661,037 common shares (51.83% of the total outstanding shares) will vote to approve each of the proposals.

Appraisal rights are not available to shareholders with respect to any matter approved.

The annual report on Form 10-K of the Company for the year ended December 31, 2008 (the “Annual Report”), including the Company’s audited consolidated financial statements for the year ended December 31, 2008 is being mailed to the Company’s shareholders with this Information Statement and is hereby incorporated by reference.  The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which a solicitation of proxies is to be made.

THE COMPANY IS NOT SOLICITING PROXIES IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT, AND NO VOTE OR OTHER ACTION BY THE COMPANY’S STOCKHOLDERS IS REQUIRED TO BE TAKEN IN CONNECTION WITH THIS INFORMATION STATEMENT.

More specifically, this Information Statement is being furnished to the holders of record on April 29, 2009, of the outstanding shares of common stock, $.001 par value, of the Company.

PROPOSAL 1:  ELECTION OF OFFICERS

The board consists of six members, three of whom are independent by the definitions utilized by the Company.  Theodore G. Hollinger, Thomas O. Trimble, Philip G. Ruggieri, Stephen T. Parker, Jan Rowinski and Mike Schiltz are all current directors and have each been nominated for re-election.   All directors are elected for a one-year term and hold office until the next annual meeting of the stockholders and the election and qualification of their successors.  The officers of the company are elected at the Board’s first meeting following the annual meeting of the stockholders.  Officers hold office until their successors are chosen and qualified or until their deaths, resignations, or removal.

DIRECTORS

Name	Age	Position with the company	Held Since
Theodore G. Hollinger	67	Director of the company and HEC Iowa, Chairman of the Board of the company	August 30, 2005
Thomas O. Trimble	67	Director	August 30, 2005
Philip G. Ruggieri,	55	Director	May 19, 2006
Stephen T. Parker	59	Director	February 8, 2008
Jan Rowinski	56	Director and Chairman HEC Canada	July 20, 2008
Michael A. Schiltz	48	Secretary and Acting President of the company and HEC Iowa and HEC Canada, Director of the company, HEC Iowa and HEC Canada	August 30, 2005

The following persons have been nominated to serve as directors for the ensuing year.

Theodore G. Hollinger, age 67.  Ted Hollinger started his career in 1964 at Fairchild Semiconductor as a digital integrated circuit designer.  In 1969, he joined the design team at Advanced Micro Devices where he also designed integrated circuits.  In 1973 he joined Amdahl Computer to head their computer memory system design effort.  In 1975, Mr. Hollinger retired and served as a consultant on integrated circuit design and processing to Lockheed Missiles and Space and Linkabit Corp.  In 1978, he joined Siliconix as applications manager for all integrated circuits and in 1979, he became the Chief VMOS Engineer.

In 1984, Mr. Hollinger founded Advanced Power Technology (“APT”), a power semiconductor company in Bend, Oregon.  Mr. Hollinger holds several key power device patents now assigned to APT.  In 1988, he founded Advanced Power Controls - ONSITE as a subsidiary of Pacific Power & Light.  He moved the company to Tennessee in 1991 and incorporated it under the name APC-ONSITE.  Over the course of his career, Mr. Hollinger has been granted more that a dozen patents.  Mr. Hollinger joined Ecostar in November of 2000 as the director of Power Conversion Engineering, and from 2001 to 2002, he was Vice President of Power Conversion at Ballard Power Systems.   In 2003, Mr. Hollinger founded HEC Iowa and presently serves as its Chairman and Chief Scientist. Mr. Hollinger has been a director of the company since August 30, 2005.

Thomas O. Trimble, age 67.  Mr. Trimble has worked in the industrial engine business for 43 years, and has served in various positions such as parts and service manager, sales manager, and operations general manager.  Mr. Trimble is retired after 44 years with Engine Center for North Coast Ford Industrial, most recently serving as a Vice President.  Mr. Trimble holds an Associates Degree in Business Administration from Wayne County Community College.  Mr. Trimble has been a director of the company since August 30, 2005.  He lives in Woodhaven, Michigan.

Philip G. Ruggieri, age 55.  Mr. Ruggieri has experience in corporate executive management, investment banking and venture capital, with concentration in advanced technology sectors. He has held the position of Chief Executive Officer of Cyber Operations, Inc since May 2006. Cyber Operations is a security technology company doing business with the U.S. government and various Fortune 100 companies. Prior to that, he was Managing Partner of Norwich Group International, an international merchant bank and technology business incubator. His business focus includes network security, digital media, biometrics, and advanced technology development.  From 2001 to 2004, he was Senior Vice President of New Business Development for CMH CareGroup in Orlando, Florida.  In that position, Mr. Ruggieri developed new business investments in the healthcare and travel industries, including new products, international distribution, and organic growth management.  In 2000 and 2001, he was a partner with Windcrest Partners, a venture capital and corporate-accelerator firm, with an emphasis on digital media and network technologies. Prior to that, Mr. Ruggieri spent 28 years with the IBM Corporation, in various management and executive assignments.   Mr. Ruggieri currently serves on the boards of several organizations, including Cyber Operations Inc., Graftx Inc., and he is the current Board Chairman of Special Olympics Florida.  Past board positions include IswitchGlobal Inc., PGA/Interactive, and NHL/Interactive. Mr. Ruggieri received a B.S. in Business Administration, with International Finance concentration, from Fordham University in New York in 1977.  Mr. Ruggieri currently resides with his wife and family in Orlando, Florida.  He has been a director of the company since May 2006.

Stephen T. Parker, age 59.  Stephen Parker is Chairman and CEO of Datacraft Solutions where he is responsible for strategic planning, financing, and business operations. Stephen's career spans over twenty five years with experience in international commerce, executive management, corporate growth strategies, sales, technology development, and corporate financing.   Prior to Datacraft Solutions Stephen was an executive at IBM, Eftia, Verizon (GTE/Contel), and Satellite Business Systems.  In his last assignment he was CEO of a technology company with two separate companies headquartered in Canada and India. He holds patents in Lean enabling technologies and is one of the principal patent authors for the first wireless data system G2.5. He is a member of the advisory board for Silicon Valley based Blacksmith Capital.

Jan Rowinski, age 56.   Mr. Rowinski was elected to the Board of Directors on July 20, 2009.  Mr. Rowinski is the Founder and President / CEO of the CSI GROUP AE, a corporate development and management consulting firm specializing in Business Development, Corporate Strategy, M&A, Financing, and Performance Improvement.  He is the founder or co-founder of a number of other companies, including GPS Latitude, a provider of security solutions and tracking for mobile assets; Micro Slate Inc. a leader and pioneer in design and manufacture of patented, rugged mobile / wireless pen tablets, handheld and notebook computers; and JYL Logic Inc. a developer and manufacturer of multilingual computers, instrumentation, multiplexers and peripherals.  Mr. Rowinski is a Lecturer / Chair in numerous conferences regarding Technology and Mobile / Wireless Computing.  He is also a member of the Canadian Security Association (CANASA). He is a member of the professional team with BayStream Ventures Inc.  Mr. Rowinski holds an MBA degree from McGill University, B.Sc. in Mathematics, and an Electrical Engineering (DEC). Mr. Rowinski currently resides in Montréal, Canada.

Michael A. Schiltz age 48.  Mr. Schiltz is Acting President and Secretary of the company.  He was with The Merrill Company / Arnold Motor Supply from 1983 to 2005, initially as a certified machinist from 1983 to 2001.  In 2002 he became the division manager of the cylinder head division and division manager of the engine components division from 2004 until joining the Company.  Mr. Schiltz was a director of the company and of HEC Iowa from September 2005 until May 2006.  He has served as a director of HEC Canada since September 2005.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Structure

Hydrogen Engine Center, Inc. designs, manufactures, and distributes technologies today that enable spark-ignited internal combustion engines and power generation systems to produce clean energy with near-zero carbon emissions, using our proprietary engine controller and software to efficiently distribute ignition spark and fuel to injectors.  Our business plan is centered on a growing portfolio of intellectual property that we expect to play an increasing role in addressing the world’s energy needs as well as its environmental concerns.  Our Common Stock trades on the Bulletin Board under the symbol “HYEG.OB.”

We have two subsidiaries, Hydrogen Engine Center, Inc., an Iowa corporation (“HEC Iowa”) and Hydrogen Engine Centre (HEC) Canada, a Canadian corporation (“HEC Canada”).  The company is a Nevada corporation that, prior to August 30, 2005, was known as Green Mt. Labs, Inc.  On that date, a wholly-owned subsidiary of Green Mt. Labs, Inc. merged with and into HEC Iowa through the consummation of a merger transaction more completely described in our Form 10-K.

Corporate Governance Guidelines

The Board’s audit committee operates under a written charter adopted by the Board. The Board has also adopted a written policy on Insider Trading and a Code of Ethics.   We have made available copies of our Audit Committee Charter, Insider Trading Policy and Code of Ethics on our website at www.hydrogenenginecenter.com.  Copies of these documents may also be obtained by sending a request in writing to Hydrogen Engine Center, Inc., 2502 East Poplar Street, Algona, Iowa 50511, Attn: Corporate Secretary.

Board Committees

We have a standing audit committee, a standing compensation committee and a standing technology committee.  The Board as a whole acts as the nominating committee. Because the small size of our Board, we have determined that a separate committee is not needed at this time.  The table below shows current membership for each of the three standing committees.

Audit Committee	Compensation Committee	Technology Committee
Philip G. Ruggieri	Thomas O. Trimble	Theodore G. Hollinger
	Stephen T. Parker	Jan Rowinski

Audit Committee. Until May 19, 2006, our entire Board of Directors was acting as the audit committee for the company.  On that date the Board established an audit committee consisting of two independent directors. Since February 23, 2009 when David McMaramy resigned from the Board, the audit committee has consisted of only one independent director.  The audit committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities for oversight of:

•	The integrity of the company’s financial statements and financial reporting process;
•	The company’s compliance with legal and regulatory requirements;
•	The independent auditors' qualifications, independence and performance; and
•	Communication among the independent auditors, management and the Board of Directors.

The audit committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization.  The Board has determined that Mr. Ruggieri, the sole member of the audit committee, is an “audit committee financial expert”, as that term is defined in Item 407(d) of Regulation SK. During 2009, there were two meetings of the audit committee involving both Mr. McManamy and Mr. Ruggieri.

Compensation Committee.  The Board has established a compensation committee consisting of our two non-employee directors, both of whom we consider to be independent directors. The compensation committee is charged with determining compensation for our chief executive officer and making recommendations to the Board with respect to the compensation of other officers.  The compensation committee held one meeting separate from the board as a whole during 2008.

Meetings of the Board

Special meetings of the Board are held as necessary.  In addition, management and the directors communicate informally on a variety of topics, including suggestions for Board agenda items, recent developments, and other matters of interest to the directors.  Each director has full access to management.

Directors are expected to attend all meetings of the Board.  During 2008, the Board has held twenty-six meetings.  Each director attended not less than 75% of the aggregate number of meetings of the Board of Directors.  The Board also took action by unanimous written consent on two occasions during 2008.

We have no formal policy with respect to director attendance at the annual meeting of shareholders.  All members of the Board of Directors with the exception of Phil Ruggieri attended the annual meeting held June 4, 2008.  We expect all of the members of the Board to attend the annual meeting scheduled for June 11, 2009.

Communication with the Board

Shareholders, or anyone else wishing to contact the Board directly, may send a written communication to Sandra M. Batt, Chief Financial Officer, 2502 East Poplar Street, Algona, Iowa 50511.  Ms. Batt will forward such correspondence only to the intended recipients, whether the entire Board or only an individual Board member.  However, prior to forwarding any correspondence, Ms. Batt will review such correspondence and, in her discretion, may not forward certain items if they are deemed to be of a commercial nature or sent in bad faith.

Director Independence

Directors Stephen T. Parker and Phillip G. Ruggieri are considered independent, as that term is defined by the American Stock Exchange listing standards.  We expect to apply to become a listed company on a stock exchange in the future.

Shareholder Recommendations and Nominations for Directors

The Board will consider shareholder recommendations for director nominees for the 2010 annual meeting.  A shareholder desiring the Board to consider a director recommendation should deliver a written submission to the Board in care of the Corporate Secretary, Hydrogen Engine Center, Inc., 2502 East Poplar Street, Algona, Iowa 50511.  Such submission must include (1) the name of such nominee, (2) the nominee's written consent to serve if elected, (3) documentation demonstrating that the nominating shareholder is indeed a shareholder of the company including the number of shares of stock owned, (4) a representation whether the nominating shareholder intends, or is part of a group that intends, to deliver a proxy statement to the company's shareholders respecting such nominee, or otherwise solicit proxies respecting such nominee, and (5) any information relating to the nominee and the nominee's affiliates that would be required to be disclosed in a proxy solicitation for the election of directors of the company pursuant to Regulation 14A under the Securities Exchange Act of 1934.  The Board may require additional information from the nominee to perform its evaluation.

Shareholder recommendations for director nominees at the 2010 annual meeting of shareholders must be received by the Corporate Secretary no earlier than December 1, 2009, and no later than January 1, 2010.  Nominee recommendations that are made by shareholders in accordance with these procedures will receive the same consideration as recommendations initiated by the Board.

In its assessment of each potential nominee, the Board will review the nominee's judgment, experience, independence, and understanding of the company's business; the range of talent and experience already represented on the Board; and such other factors that the Board determines are pertinent in light of the current needs of the company.  The Board will also take into account the ability of a nominee to devote the time and effort necessary to fulfill the responsibilities of a company director.

Directors’ Fees

Each of our directors initially received 20,000 shares of restricted stock or, in the discretion of the director, options to purchase 20,000 shares of the company; 10,000 of which vested as of the date of grant; 5,000 of which are scheduled one year after grant; and 5,000 of which are scheduled to vest two years after grant.  On May 30, 2007, Mr. Trimble, and Mr. Ruggieri, as non-employee directors, each received option to purchase 10,000 shares of Common Stock exercisable one year after the date of grant.  All of these options carry an exercise price equal to the fair market value of the stock as of the date of grant.  We also compensate non-employee directors $2,500 per quarter, subject to attendance at quarterly Board meetings.  Commencing in the fourth quarter 2007, non-employee directors agreed to accept a temporary reduction in compensation, and are therefore currently receiving compensation of $2,125 per quarter.  Directors began deferring their compensation beginning with the quarter ending September 30, 2009 through the present time in order to conserve capital for the Company.  We do not pay any additional compensation for participation in additional Board meetings.  Directors are entitled to be reimbursed for expenses incurred in attendance at meetings.  None of our directors have received any other compensation for services as a director.

2008 DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)	Option Awards ($) (d)		Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($) (f)	All Other Comp- ensation ($) (g)		Total ($) (h)
Theodore G. Hollinger[2]	-		-	-		-	-	-	[2]	-
Thomas O. Trimble	$8,500	[3]	-	-		-	-	-		8,500
Philip G. Ruggieri	8,500	[3]	-	-		-	-	-		8,500
Stephen T. Parker	7,438	[3]	-	3,850	[4]	-	-	-		11,288
Jan Rowinski	6,750	[3]	-	1,400	[4]	-	-	-		8,150
Michael A. Schiltz	-		-	-		-	-	-	[2]

1 Amounts shown represent the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R as disclosed in the Form 10-K for the year ended December 31, 2008.
2 Does not include executive compensation disclosed above in the Summary Compensation Table.

3 Commencing May 19, 2007, non-employee directors (Mr. Trimble, Mr. Ruggieri, Mr. Parker, and Mr. Rowinski) are compensated $2,500 per quarter, subject to attendance at Board meetings.  Commencing in the fourth quarter 2007, non-employee directors agreed to accept a temporary reduction in compensation, and are therefore currently receiving compensation of $2,125 per quarter.  Directors began deferring their compensation beginning with the quarter ending September 30, 2009 through the present time in order to conserve capital for the Company. Directors are entitled to be reimbursed for expenses incurred in attendance at meetings.  Except as described above, none of the directors of the company has received any other compensation for his services as a director.

4 On March 31, 2008 Mr. Parker was granted options to purchase 20,000 shares of stock of the company. On October 27, 2008, Mr. Rowinski was granted options to purchase 20,000 shares of stock of the company.  The amount shown above represents the amount recognized for financial statement reporting purposes with respect to the fiscal year 2008 in accordance with FAS 123R.

THE REQUISITE MAJORITY SHAREHOLDER HAS VOTED IN FAVOR OF THIS PROPOSAL.  NO PROXY IS REQUIRED OR REQUESTED.  VERY SPECIFICALLY, YOU ARE REQUESTED NOT TO SEND US YOUR PROXY.  THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

PROPOSAL TWO

TO RATIFY THE APPOINTMENT OF LWBJ, LLP
AS OUR INDEPENDENT ACCOUNTANTS FOR 2009

The Board of Directors has selected LWBJ, LLP as the company’s independent auditor for the current fiscal year, and the Board is asking shareholders to ratify that selection.  The Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of LWBJ, LLP for ratification by shareholders as a matter of good corporate practice.  We expect that a representative of LWBJ, LLP will be present at the annual meeting.  This representative will be provided an opportunity to make a statement if he or she should desire to do so and we expect that the representative will be available to respond to appropriate questions presented at the meeting.

Audit Fees

Fees billed by LWBJ, LLP and fees incurred, for professional services are estimated to be $131,000 for the year ended December 31, 2008 and $142,000 for the year ended December 31, 2007, including fees associated with the annual audit and review of the quarterly reports on Form 10-Q.  Fees for these services are billed as incurred and recorded by the company as invoices are received.

Tax Fees

$9,450 in fees were billed by LWBJ, LLP for tax services in 2008 and $9,800 in fees were billed by LWBJ, LLP for tax services in 2007.

All other Fees

No fees were billed by LWBJ, LLP, for professional services rendered during the fiscal years ended December 31, 2008 and December 31, 2007 other than those specified above.

On December 12, 2008 the Board of Directors voted to engage LWBJ, LLP to audit the company’s financial statements for the year ended December 31, 2008.  The entire Board of Directors, acting upon the recommendation of the audit committee, pre-approved audit engagement terms prior to the commencement of any audit work.

All services described above were approved by the Board of Directors acting as the audit committee pursuant to SEC Regulation S-X, Rule 2-01(c)(7)(i).

The affirmative vote of holders of a majority of the shares of Common Stock, including shares of Series B Preferred Stock on an as-converted basis, represented at the meeting is required to approve the ratification of the selection of LWBJ, LLP as the company’s independent auditor for the current fiscal year.

REPORT OF THE AUDIT COMMITTEE

The audit committee has provided the following report:

During 2008, we reviewed with the company’s Chief Financial Officer and the company’s independent registered public accounting firm, LWBJ, LLP (referred to as “LWBJ”), the scope of the annual audit and audit plans, the results of external audit examinations, the quality of the company’s financial reporting and the company’s process for legal and regulatory compliance.

LWBJ is responsible for performing an integrated audit and issuing reports and opinions on the company’s consolidated financial statements.

As provided in our committee charter, our responsibilities include monitoring and overseeing these processes.

Consistent with this oversight responsibility, LWBJ reports directly to us.  The Board of Directors appointed LWBJ as the company’s independent registered public accounting firm and we as a committee have approved the compensation of the firm.  We review and approve all non-audit services performed by LWBJ and determined that the provision of the services was compatible with maintaining LWBJ’s independence.

LWBJ provided to us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with LWBJ its independence.

We reviewed and discussed the 2008 consolidated financial statements with management and LWBJ.  We also discussed the certification process with the Acting President and Chief Financial Officer.  Management represented to us that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  We discussed with LWBJ the matters required to be discussed by Statement on Auditing Standards No. 114 (“The Auditor’s Communication with those Charged with Governance”).

Based on these discussions and reviews, we recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

During 2008 and until February 23, 2009, the audit committee was composed of David F. McManamy (Chairman) and Philip G. Ruggieri.  Mr. McManamy resigned from the Board on February 23, 2009.  Since that date, Mr. Ruggieri has been the sole member of the audit committee.

Philip G Ruggieri

The Audit Committee Report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the same by reference.

THE REQUISITE MAJORITY OF SHAREHOLDERS HAS VOTED IN FAVOR OF THIS PROPOSAL.  NO PROXY IS REQUIRED OR REQUESTED.  VERY SPECIFICALLY, YOU ARE REQUESTED NOT TO SEND US YOUR PROXY.  THIS NOTICE IS FOR INFORMATION PURPOSES ONLY.

ADDITIONAL INFORMATION

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and the executive officers, key employees and key consultants of our operating groups at the time of filing are as follows:

Name	Age	Position with the company	Held Since
Theodore G. Hollinger	67	Director of the company and HEC Iowa., Chairman of the Board of the company and HEC Iowa	August 30, 2005
Thomas O. Trimble	67	Director	August 30, 2005
Philip G. Ruggieri,	55	Director	May 19, 2006
Stephen T. Parker	59	Director	February 8, 2008
Matthew Fairlie	54	Director HEC Canada	January 24, 2007
Jan Rowinski	56	Director HEC Canada	April 29, 2008
Michael A. Schiltz	48	Acting President and Secretary of the company, HEC Iowa and HEC Canada, Director of the company, HEC Canada and HEC Iowa	August 30, 2005
Sandra M. Batt	56	Treasurer and Chief Financial Officer	December 5, 2005

Matthew Fairlie, age 54.  Mr. Fairlie was elected to the Board of Directors of HEC Canada on January 24, 2007.  Matthew heads an applied engineering group for Alcan Inc.  He was previously a principal with the Fairfield Group Inc., through which he worked as a consultant for HEC Canada.  From 1999-2004, Mr. Fairlie was Vice President and Chief Technology Officer for Stuart Energy.

Sandra M. Batt, age 56.  Ms. Batt joined the company on December 5, 2005 as its Chief Financial Officer.  Prior to that time, she served as Chief Financial Officer for Golden Grain Energy in Mason City, Iowa from September 2004 to December 2005.  She graduated from Briar Cliff University with a B.A. in accounting.  From 1998 to 2003, Ms. Batt was employed as finance director at Sbemco International, Inc.  She is a certified public accountant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such forms furnished to us, we believe that during our preceding fiscal year not all Section 16(a) filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with.  Mr. McManamy was granted options on October 27, 2008, which were not reported on a Form 3 until January 16, 2009.  Mr. Parker and Mr. Rowinski were granted options on October 27, 2008, which they have failed to report.  Options that were repriced for Messrs. Berg, Trimble, Vanderbrook and Ruggieri in August 2007 were reported on Form 5 on February 13, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the security and beneficial ownership for each class of equity securities of the Company for any person who is known to be the beneficial owner of more than five percent (5%) of the Company and for all executive officers and directors of the Company as of April 29, 2009.  Except as described below, the security ownership of each of the above beneficial owners is also the owner of record for the like number of shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	Theodore G. Hollinger 2502 East Poplar Street Algona, IA 50511	15,661,037[1]	51.83%

Common	Thomas O. Trimble 2341 Hilton Road Ferndale, MI 58220-1593	30,000[2]	*

Common	Stephen T. Parker 2502 East Poplar Street Algona, IA 50511	15,000[3]	*

Common	Philip G. Ruggieri 1562 Lake Whitney Dr. Orlando, FL 32836	55,000[4]	*

Common	Sandra M. Batt 2502 East Poplar Street Algona, IA 50511	84,770[5]	*

Common	Michael A. Schiltz 2502 East Poplar Street Algona, IA 50511	155,520[6]	*

Common	Jan Rowinski 6300 Chemin Côte-de-Liesse, Suite 201 Montréal, Québec, H4T1E3	10,000[7]	*

Common	David F. McManamy 13150 Hidden Creek Plymouth, MI 48170	10,000[8]	*

Common	Matthew Fairlie RR4 Shelburne Ontario, Canada L0N 1S8	0	*

Common	Officers and directors as a Group (9 Persons)[6]	16,021,327[10]	52.68%

Common	Gabriel Elias and Alma Elias 509 Spring Ave Elkins Park, PA 19027	2,311,250[9]	7.60%

  * = less than 1%

1 Mr. Hollinger received 16,297,200 shares of the company’s Common Stock as a result of its acquisition on August 30, 2005 of Hydrogen Engine Center, Inc., an Iowa corporation.  Immediately prior to the acquisition, Mr. Hollinger was the sole shareholder of HEC Iowa and these shares were issued in exchange for his shares in HEC Iowa.

Mr. Hollinger received 20,000 shares of restricted stock on September 1, 2005 under the company’s Incentive Compensation Plan for his services as a director.

Mr. Hollinger received 200,000 shares of restricted stock on September 1, 2005 under the company’s Incentive Compensation Plan for services as an employee.  40,000 of these shares are subject to forfeiture under the company’s Incentive Compensation Plan.

Mr. Hollinger received 3,000 shares of stock which were reserved by the Board of Directors to be granted to his wife, Dana Hollinger, under the company’s Incentive Compensation Plan for services as an employee.  Mrs. Hollinger is now deceased and these shares have been issued directly to Mr. Hollinger as her heir.

Mr. Hollinger received 21,601 shares of stock on September 1, 2005, upon conversion of a promissory note dated September 15, 2003 and issued to Mr. Hollinger in exchange for a loan of $17,280 to the company.  Under the terms of the promissory note, these shares were issued at a conversion price of $0.80 per share.

On December 16, 2008, Mr. Hollinger gifted 830,764 shares of stock to his family members and his church.

On February 23, 2009, Mr. Hollinger sold 50,000 shares at $.03 per share.

2 Includes 20,000 shares of restricted stock and 10,000 currently exercisable options.

3 Includes currently exercisable options to purchase 15,000 shares at $.40.

4 Includes currently exercisable options to purchase 30,000 shares for $1.34 per share under the company’s Incentive Compensation Plan.

5 Includes currently exercisable options to purchase 54,000 shares for $1.34 per share under the Company’s 2005 Incentive Compensation Plan.

6 Includes 6,000 shares of restricted stock that are subject to forfeiture under the company’s Incentive Compensation Plan.  Also includes currently exercisable options to purchase 70,000 shares for $1.00 per share under the company’s Incentive Compensation Plan.

7 Includes currently exercisable options to purchase 10,000 shares at $.20.

8 Includes currently exercisable options to purchase 10,000 shares at $.20.

9 Includes 250,000 shares of Common Stock owned by Wholesale Realtors Supply, a partnership controlled by Mr. Elias and 550,000 shares of Common Stock owned jointly by Mr. Elias and Alma Elias, his spouse.

10 This amount represents shares beneficially owned by Messrs. Hollinger, Trimble, Parker, Ruggieri, Fairlie, Rowinski and Schlitz and Ms. Batt, including the options and restricted shares as described above.

10 Applicable percentage of ownership is based on 30,413,902 shares of Common Stock outstanding as of April 29, 2009, together with securities exercisable or convertible into shares of Common Stock within sixty (60) days of April 29, 2009 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

EXECUTIVE COMPENSATION

The following table sets forth all compensation for the last fiscal year awarded to, earned by, or paid to our Chief Executive Officer and the most highly paid executive officers serving as such at the end of 2008 whose salary, bonus and stock awards exceeded $100,000 for the year ended December 31, 2008 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)[6]		Stock Awards[1] ($) (e)	Option Awards[1] ($) (f)	Total ($) (j)
Theodore G. Hollinger, Chairman	2007	123,924		42,033[2]		165,957
	2008	107,057	[6]	42,431[2]		149,488
Sandra M. Batt, Chief Financial Officer	2007	87,923			86,189[3]	174,112
	2008	70,946	[6]		84,355[3]	155,301
Michael A. Schiltz, Secretary, and	2007	88,420		5,820[4]	16,813[5]	111,053
Acting President	2008	68,961	[6]	6,497[4]	14,000[5]	89,458

1 Amounts shown represent the amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R as disclosed in the Form 10-K for the year ended December 31, 2008.

2 On September 1, 2005, 220,000 shares of restricted stock were issued to Theodore G. Hollinger, valued at $1.00 per share, based on the stock price in the First Private Placement.  There was no reported closing price for the date of grant, September 1, 2005.  20,000 of these shares were granted as compensation for serving as a director of the company.  The total also includes 3,000 shares initially granted to Dana Hollinger, who is now deceased and who was the wife of Mr. Hollinger.  53,000 of these shares of restricted stock vested on September 1, 2005, 10,000 of which were granted as director compensation.  45,000 of these shares of restricted stock vested on September 1, 2006, 5,000 of which were granted as director compensation.  50,000 of these shares of restricted stock vested on September 1, 2007, 5,000 of which were granted as director compensation. 40,000 of these shares of restricted stock vested on September 1, 2008 as employee compensation.  The remaining shares will vest as to 40,000 shares on September 1, 2009.

3 These options carry an exercise price of $1.34, the fair market value of the shares on the date of grant, August 14, 2007.  Options vested as to 18,000 shares on September 29, 2006, 2007 and 2008.  Options will vest as to 18,000 shares on September 1, 2009; and as to 18,000 shares on September 1, 2010.  Options granted to Ms. Batt during 2005 were cancelled and new options were issued in September 2006.  Those options were cancelled and new options were issued in August 2007.

4 On September 1, 2005, 36,000 shares of restricted stock were issued to Michael A. Schiltz, valued at $1.00 per share, based on the stock price in the First Private Placement.  There was no reported closing price for the date of grant, September 1, 2005.  30,000 of these shares were granted as compensation for serving as a director of the company.  12,000 of these shares of restricted stock vested on September 1, 2005.  6,000 of these shares of restricted stock vested on September 1, 2006, September 1, 2007 and September 1, 2008.  6,000 of the shares are scheduled to vest on September 1, 2009.

5 These options carry an exercise price of $1.00 per share, the fair market value of the shares on the date of grant, September 1, 2005.  Options vested as to 18,000 shares on September 1, 2005, as to 19,000 shares on September 1, 2006, as to 19,000 shares on September 1, 2007 and as to 14,000 shares on September 1, 2008.  14,000 of the shares are scheduled to vest on September 1, 2009.

6 The salary amount for Mr. Hollinger includes deferred salary of $34,134; the salary for Ms. Batt includes deferred salary of $24,577 and the salary for Mr. Schiltz includes deferred salary of $21,807.  The salary deferrals were necessitated by the Company’s inability to pay.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS				STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Theodore G. Hollinger, Chairman	-	-	-	-	40,000[1]	$4,800[2]
Sandra M. Batt, Chief Financial Officer	54,000[3]	36,000[3]	1.34	8-14-2017	-	-
Michael A. Schiltz, Secretary, VP of Engine Development	70,000[4]	14,000[4]	1.00	8-14-2017	6,000[5]	720[5]

1 These shares are scheduled to vest as to 40,000 on September 1, 2009.

2 Market value of these shares ($0.12 per share) is based on the closing price of the stock on December 31, 2008.

3 These options vested as to 18,000 shares on September 29, 2006 and as to 18,000 shares on September 29, 2007 and as to 18,000 shares on September 29, 2008.  The options are scheduled to vest as to on September 29, 2009 and 2010.

4 These options vested as to 18,000 shares on September 1, 2005; as to 19,000 shares on September 1, 2006 and 2007 and 14,000 on September 1, 2008.  The options are scheduled to vest as to 14,000 shares on September 1, 2009.

5 These shares are scheduled to vest as 6,000 shares on September 1, 2009.

Annual Report, Financial and Additional Information.

The Annual Financial Statements and Review of Operations of the Company for fiscal year 2008 can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The Company’s filings with the SEC are all accessible by following the links to “Investor Relations” on the Company’s website at hydrogenenginecenter.com.  The Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, to any person requesting in writing and stating that he or she is the beneficial owner of the Common Shares of the Company.

Requests and inquires should be addressed to:

Investor Relations
Hydrogen Engine Center, Inc.
2502 E. Poplar Street
Algona, IA  50511

By Order of the Board of Directors

Theodore G. Hollinger
Chairman of the Board
Algona, Iowa

April 30, 2009